Exhibit 16.1

December 7, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Ubiquiti Networks, Inc. in Item 4.01 (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Ubiquiti Networks, Inc. dated December 5, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP